UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020 (December 1, 2020)

ENERGY 11, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-55615	46-3070515
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

                               Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Energy 11, L.P. (the “Partnership”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement

On December 1, 2020, the Partnership and its wholly-owned subsidiary Energy 11 Operating Company, LLC entered into an Administrative Services Agreement (the “Agreement”) with Regional Energy Investors, L.P. d/b/a Regional Energy Management (the “Administrator”) and Energy Resources 12, L.P. (“ER12”) and its wholly-owned subsidiary Energy Resources 12 Operating Company LLC, whereby the Administrator will provide administrative, operating and professional services necessary and useful to the Partnership and ER12 as well as assist Energy Resources 12 GP, LLC, the general partner of ER12 (“ER12’s General Partner”), with the day-to-day operations of ER12. ER12 currently pays ER12’s General Partner an annual management fee of 0.5% of the total gross equity proceeds raised by ER12 in its best-efforts offering. Under the Agreement, ER12’s General Partner will pay one-half of its annual management fee to the Administrator in exchange for the services to be provided under the Agreement. This fee is only applicable to ER12 and does not apply to the Partnership.

The Administrator is owned by entities that are controlled by Anthony F. Keating, III and Michael J. Mallick, who are the Co-Chief Operating Officers of Energy 11 GP, LLC, the general partner of the Partnership. Glade M. Knight and David S. McKenney are the Chief Executive Officer and Chief Financial Officer, respectively, of Energy 11 GP, LLC and ER12’s General Partner. Messrs. Keating and Mallick control entities that are non-voting members of ER12’s General Partner.

Costs and expenses attributable to the services performed by the Administrator under the Agreement will be reimbursed by the Partnership. All Administrator costs and expenses will be accumulated (based on actual costs incurred with no mark-up or profit to the Administrator) and approved by the Partnership prior to reimbursement. Costs and expenses to be reimbursed under the Agreement may include, but are not limited to, employee wages and benefits, rent for office space and network and information technology support. Other expenses, such as business travel costs and accounting, legal or banking services, may not be incurred by the Administrator on behalf of the Partnership without prior express written consent of the Partnership.

The Agreement is effective January 1, 2021, and the Initial Term of the Agreement will extend until the earlier of (a) five years or (b) when the Partnership and/or ER12 ceases to own its respective oil and natural gas assets. Provided the Agreement is not terminated by any party via 60-day written notice at the conclusion of the Initial Term, the Agreement will be automatically renewed for additional one-year periods. If a party to the Agreement materially breaches the terms and conditions of the Agreement and the breach has not been cured with 30 days of written notification of said breach, the Agreement may be terminated with immediate effect.

The foregoing summary does not purport to be a complete statement of the terms and conditions of the Agreement, and is qualified in its entirety by the full terms and conditions of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1

Administrative Services Agreement, dated December 1, 2020 and effective as of January 1, 2021, by and between Regional Energy Investors, L.P. d/b/a Regional Energy Management, Energy 11, L.P., Energy 11 Operating Company, LLC, Energy Resources 12, L.P. and Energy Resources 12 Operating Company, LLC

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Partnership to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 3, 2020

ENERGY 11, L.P.

		By:	/s/ David McKenney
David McKenney
Chief Financial Officer of Energy 11 GP, LLC